Exhibit 99.1

Jade Biosciences Completes Closing of Merger with Aerovate Therapeutics and Previously Announced Private Placement of Approximately $300 Million

Company is advancing portfolio of novel therapies that aim to redefine the standard of care for patients with autoimmune diseases

Lead candidate JADE-001 on track to enter the clinic in second half of 2025, with initial data expected in first half of 2026

The combined company will operate as “Jade Biosciences, Inc.” and will trade on Nasdaq under the ticker symbol “JBIO”

SAN FRANCISCO and VANCOUVER, British Columbia – April 28, 2025 – Jade Biosciences, Inc. (“Jade” or the “Company”), a biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced the completion of its previously announced merger with Aerovate Therapeutics, Inc. (“Aerovate”). The combined company will operate as Jade Biosciences, Inc., with its shares expected to begin trading on the Nasdaq Capital Market on April 29, 2025, under the ticker symbol “JBIO.”

Immediately prior to the merger, Jade successfully completed a previously announced, oversubscribed private investment round that resulted in total gross proceeds of approximately $300 million from a syndicate of healthcare investors led by Fairmount, Venrock Healthcare Capital Partners, and a large investment firm, with participation from Deep Track Capital, Braidwell LP, Driehaus Capital Management, Frazier Life Sciences, RA Capital Management, Great Point Partners, Soleus Capital, Avidity Partners, Blackstone Multi-Asset Investing, Logos Capital, Deerfield Management, OrbiMed, and Samsara BioCapital, among other leading investment management firms. The proceeds include the conversion of $95 million in previously issued convertible notes, plus interest and premiums thereon.

Pursuant to the terms of the previously disclosed merger agreement, each outstanding share of Jade common stock was converted into 0.6311 shares of common stock of the combined company, as adjusted for the reverse stock split of Aerovate common stock at a ratio of 1-for-35 shares, effected immediately prior to the merger. In the reverse stock split, every 35 shares of Aerovate common stock outstanding were combined and reclassified into 1 share of Aerovate common stock. The new CUSIP number for the combined company following the reverse stock split and merger is 008064206.

In connection with the closing of the merger, Aerovate will distribute a previously announced special cash dividend of approximately $2.40 per share of common stock to pre-merger Aerovate stockholders of record as of April 25, 2025.

Following completion of the reverse stock split, private placement, and merger, there are approximately 60.6 million shares of the combined company’s common stock outstanding on a fully-diluted basis, or approximately 52.6 million shares excluding shares underlying equity awards.

“We’ve made remarkable progress since our founding, assembling a talented team with deep expertise in drug development for autoimmune diseases,” said Tom Frohlich, Chief Executive Officer of Jade. “With a strong financial foundation, we aim to advance best-in-class therapeutics for autoimmune diseases, offering more patient-friendly dosing regimens with the potential of better outcomes. Our lead program, JADE-001, is just one example that reflects our commitment to providing patients with better solutions.”

JADE-001 is an investigational anti-A PRoliferation-Inducing Ligand (APRIL) monoclonal antibody for the treatment of Immunoglobulin A (IgA) nephropathy (IgAN), an autoimmune condition in which the kidney is damaged by pathogenic IgA containing immune complexes, leading to proteinuria and kidney function decline, and potentially progressing to end-stage kidney disease requiring dialysis or transplantation. Designed to block the APRIL protein, JADE-001 targets an underlying cause of IgAN, offering the potential to reduce pathogenic IgA levels, decrease proteinuria, and preserve kidney function over the long term. Incorporating half-life extension technology, JADE-001 is engineered to enable dosing at intervals of at least eight weeks, with the potential to significantly alleviate the burden of treatment, particularly considering that IgAN is often diagnosed in young adulthood and requires lifelong care.

JADE-001 is anticipated to enter the clinic in the second half of 2025, with initial data expected in the first half of 2026. In addition, Jade has initiated preclinical development of JADE-002 and JADE-003, two undisclosed antibody programs.

About IgA Nephropathy (IgAN) and APRIL

IgAN is a chronic autoimmune disease in which an abnormal form of IgA (a type of antibody produced by the body) is deposited in the kidney and causes kidney damage. Over time, kidney function can decline and may lead to kidney failure requiring dialysis or kidney transplant. IgAN is often diagnosed in young adulthood, and there are currently no approved treatments for IgAN that reduce the abnormal form of IgA and stabilize kidney function.

APRIL, or “A Proliferation-Inducing Ligand,” is a protein in the body that is necessary for immune cells to make IgA antibodies. Too much APRIL can lead to the overproduction of IgA, including an abnormal IgA variant that can result in immune complex formation which can be harmful to the kidney.

About Jade Biosciences, Inc.

Jade Biosciences is focused on developing best-in-class therapies to address critical unmet needs in autoimmune diseases. Its lead asset, JADE-001, targets the cytokine APRIL for immunoglobulin A nephropathy, with initiation of a first-in-human clinical trial expected in the second half of 2025. Jade’s pipeline also includes two undisclosed antibody discovery programs, JADE-002 and JADE-003, currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Jade’s ability to achieve the expected benefits or opportunities with respect to JADE-001, JADE-002 and JADE-003, including the expected timelines for JADE-001 entering the clinic and initial data from such trial, the potential of JADE-001, JADE-002 and JADE-003 to become best-in-class drugs and the timing of the combined company’s trading on The Nasdaq Capital Market. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to those uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including its S-4 Registration Statement), as well as risk factors associated with companies, such as Jade, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contacts

Media:

Priyanka Shah

Email: Media@JadeBiosciences.com

Phone: 908-447-6134

Investors:

Email: IR@JadeBiosciences.com